UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2024

MONEYLION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39346	85-0849243
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249-245 West 17th Street, Floor 4

New York, NY 10011

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 300-9865

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ML	The New York Stock Exchange
Redeemable warrants: each whole warrant exercisable for 1/30th of one share of Class A common stock	ML WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On December 10, 2024, MoneyLion Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gen Digital Inc., a Delaware corporation (“Parent” or “Gen”), and Maverick Group Holdings, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).

Effect on Capital Stock

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Class A common stock, par value $0.0001 per share, of the Company, (“Company Common Stock”) that is issued and outstanding as of immediately prior to the Effective Time (other than any shares of Company Common Stock that are held by the Company as treasury stock or owned by Parent, any shares of Company Common Stock with respect to which a no transfer order has been placed with the Company’s transfer agent as of the date of the Merger Agreement that remains in place immediately prior to the Effective Time, and any shares of Company Common Stock as to which appraisal rights have been properly exercised in accordance with Delaware law) will be automatically cancelled, extinguished and converted into the right to receive cash in an amount equal $82.00 (the “Cash Consideration”), without interest thereon, and one contingent value right issued by Parent subject to and in accordance with the CVR Agreement (a “CVR”) (collectively, the “Merger Consideration”).

Treatment of Company Equity Awards and Company Employee Stock Purchase Plan

Pursuant to the Merger Agreement, at the Effective Time:

•	Each option to purchase shares of Company Common Stock (a “Company Option”) that is outstanding as of immediately prior to the Effective Time (whether vested or unvested) with an exercise price that is less than the Company Common Stock Closing Price (as defined in the Merger Agreement) will be cancelled and converted into the right to receive (i) an amount in cash, without interest thereon, equal to the product obtained by multiplying (a) the number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time by (b) the excess, if any, of the Cash Consideration over the exercise price per share of such Company Option and (ii) one CVR in respect of each share of Company Common Stock subject to such Company option as of immediately prior to the Effective Time in each case.

•	Each Company Option that is outstanding as of immediately prior to the Effective Time (whether vested or unvested) with an exercise price in excess of the Company Common Stock Closing Price will be cancelled for no consideration.

•	Each award of restricted stock units covering shares of Company Common Stock (the “Company RSUs”) that is outstanding and vested as of immediately prior to the Effective Time or that vests in accordance with its terms as in effect as of the date of the Merger Agreement (the “Vested Company RSUs”) will be cancelled and converted into the right to receive the Merger Consideration in respect of each share of Company Common Stock subject to such Vested Company RSU as of immediately prior to the Effective Time.

•	Each award of Company RSUs that is outstanding and unvested as of immediately prior to the Effective Time (the “Unvested Company RSUs”) will be assumed by Parent and converted into a restricted stock unit award (the “Converted RSUs”) with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time by (ii) the Equity Award Conversion Ratio (as defined in the Merger Agreement) and, except with respect to certain senior executives of the Company, such Converted RSUs will continue to be subject to the same terms and conditions as applied to the corresponding Unvested Company RSUs immediately prior to the Effective Time.

•	Each award of performance restricted stock units covering shares of Company Common Stock that vest based on the achievement of specified target annual key performance conditions and service-based vesting conditions outstanding as of immediately prior to the Effective Time (the “Company Annual PSUs”) will be assumed by Parent and converted into an award of Converted RSUs with respect to a number of shares of Parent Common Stock equal to the product, rounded down to the nearest whole share, obtained by multiplying (i) the number of shares of Company Common Stock subject to the Company Annual PSUs immediately prior to the Effective Time (with the performance-based vesting condition that applied to the Company Annual PSUs immediately prior to the Effective Time deemed attained based on actual performance through the Effective Time in accordance with the applicable award agreement) by (ii) the Equity Award Conversion Ratio, and, except with respect to certain senior executives of the Company, such Converted RSUs will continue to be subject to the same terms and conditions (including time-based vesting conditions, but excluding any performance-based vesting conditions) as applied to the corresponding Company Annual PSUs immediately prior to the Effective Time.

•	Each award of Converted RSUs held by each of Diwakar Choubey, Richard Correia, Adam VanWagner and Timmie Hong, other than any award of Converted RSUs received in respect of any Company RSUs granted on or after the date of the Merger Agreement, will be amended to provide for accelerated vesting terms in accordance with the terms of the employment transition agreement entered into between Mr. Choubey and Merger Sub and employment offer letters entered into between each of Messrs. Correia, VanWagner and Hong, and Merger Sub.

•	Each award of performance restricted stock units covering shares of Company Common Stock that vest based on the achievement of specified share price performance conditions and service-based vesting conditions outstanding as of immediately prior to the Effective Time (the “Company Share Price PSUs”) will vest to the extent set forth in the applicable award agreement relating to such Company Share Price PSUs and be cancelled and converted into the right to receive the Merger Consideration in respect of each vested share of Company Common Stock subject to such Company Share Price PSUs (with the applicable performance conditions deemed achieved based on the Company Common Stock Closing Price in accordance with the applicable award agreement). Each Company Share Price PSU that does not vest in accordance with its terms based on the Company Common Stock Closing Price will be forfeited and cancelled for no consideration as of the Effective Time.

As soon as practicable following December 10, 2024, the Company will take actions to ensure that (i) no offering periods will be authorized or commenced under the Company’s 2021 Employee Stock Purchase Plan (the “Company ESPP”) and (ii) the Company ESPP will be terminated effective as of (and subject to the occurrence of) immediately prior to the Effective Time.

Board Approval of the Merger Agreement

The board of directors of the Company (the “Company Board”) unanimously adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger and, subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Company’s stockholders adopt the Merger Agreement.

Closing Conditions

The closing of the Merger (the “Closing”) is conditioned on certain conditions, including (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (the “Requisite Stockholder Approval”), (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act, (iii) the Company shall have provided certain required notices and received certain required change in ownership and change-in-control approvals for certain governmental authorizations held by the Company and its subsidiaries with respect to its enterprise business line and credit builder product, (iv) the registration statement relating to the CVRs shall have been declared effective and no stop order suspending the effectiveness of such registration statement shall be in effect and no legal proceedings for such purpose shall be pending before the Securities and Exchange Commission and (v) other customary conditions for a transaction of this type, such as the absence of any legal restraint prohibiting the consummation of the Transactions and the absence of any Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement).

Representations and Warranties and Covenants

The Company, Parent and Merger Sub have each made customary representations, warranties and covenants in the Merger Agreement. Among other things, the Company has agreed, subject to certain exceptions, to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business consistent with past practice, preserve substantially intact its business organization, and to maintain existing relations in all material respects with governmental authorities, bank partners and other relationship partners and other persons with whom the Company and its subsidiaries have material relationships, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms, and not to take certain actions prior to the Effective Time without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Go-Shop; Non-Solicitation; Intervening Events

The Merger Agreement contains a 45-day “go-shop” provision that allows the Company to, among other things, solicit, initiate, propose, induce the making, submission or announcement of, and encourage, facilitate or assist, any inquiry, proposal, indication of interest or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (as defined in the Merger Agreement).

At the end of the go-shop period, the Company will immediately cease such activities and will thereafter be subject to a customary “no-shop” provision that restricts the Company’s ability, among other things, to solicit Acquisition Proposals from third parties, furnish non-public information relating to the Company to third parties in connection with Acquisition Proposals, or to participate or engage in or continue discussions or negotiations with third parties relating to Acquisition Proposals. The “no-shop” provision allows the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to participate and engage in discussions and negotiations with, and furnish non-public information relating to the Company to, any person and its representatives that has made, renewed or delivered an Acquisition Proposal that either constitutes a Superior Proposal (as defined in the Merger Agreement) or would reasonably be expected to lead to a Superior Proposal.

Prior to obtaining the Requisite Stockholder Approval, the Company Board has the right, in connection with (i) the receipt of a Superior Proposal or (ii) an Intervening Event (as defined in the Merger Agreement) to change its recommendation in favor of the Merger and, in the case of a Superior Proposal, to terminate the Merger Agreement, in each case, subject to complying with notice requirements and other specified conditions (including giving Parent the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal or Intervening Event, as applicable), if the Company Board determines in good faith that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law, and provided that, in the case of such termination of the Merger Agreement, the Company pays to Parent the Company Termination Fee (as described below).

Termination Rights

The Merger Agreement contains certain customary termination rights for the Company and Parent, including (i) if the Merger is not consummated by 11:59 p.m., New York City time, on September 10, 2025 (the “Termination Date”) (provided that if as of the Termination Date, certain conditions related to the receipt of regulatory approvals have not have been satisfied or waived, then the Termination Date will be automatically extended until 11:59 p.m., New York City time, on December 10, 2025), (ii) if the Requisite Stockholder Approval (as defined in the Merger Agreement) is not obtained at the Company Stockholder Meeting (as defined in the Merger Agreement) at which a vote is taken on the Merger, (iii) if the other party breaches its representations, warranties or covenants in a manner that would cause certain conditions to the Closing set forth in the Merger Agreement to not be satisfied (subject to certain cure rights), (iv) if a judgement or order is in effect that has become final and non-appealable or a law has been enacted after the date of the Merger Agreement and remains in effect, in each case, that prohibits the transactions contemplated by the Merger Agreement or (v) by mutual written agreement of Parent and the Company. In addition, (x) subject to compliance with certain terms of the Merger Agreement (including payment to Parent of the Company Termination Fee (as defined below)), the Merger Agreement may be terminated by the Company (prior to obtaining the Requisite Stockholder Approval) in order to enter into a definitive agreement providing for a Superior Proposal and (y) the Merger Agreement may be terminated by Parent if the Company Board changes its recommendation regarding the Merger.

Termination Fee

If (i) the Merger Agreement is validly terminated by (x) Parent or the Company, if the Merger has not occurred by the Termination Date (provided that, at the Termination Date, the Requisite Stockholder Approval has not been obtained), (y) Parent or the Company, if the Requisite Stockholder Approval is not obtained at a Company Stockholder Meeting at which a vote is taken on the Merger or (z) Parent, due to the Company’s breach of its representations, warranties and covenants set forth in the Merger Agreement, (ii) following the execution of the Merger Agreement and prior to such termination, a third party publicly announces (or an Acquisition Proposal otherwise becomes publicly known) and does not withdraw without qualification an Acquisition Proposal prior to the earlier of (A) such termination of the Merger Agreement and (B) five days prior to the Company Stockholder Meeting (as such meeting may have been adjourned or postponed in accordance with the Merger Agreement), and (iii) within 12 months of such termination, either (1) an acquisition transaction is consummated, (2) the Company enters into a definitive agreement providing for consummation of an alternative acquisition transaction or (3) in the case of an Acquisition Proposal that is a tender or exchange offer, the Company Board (x) approves or recommends to the Company’s stockholders such Acquisition Proposal or (y) otherwise does not oppose such Acquisition Proposal and in the case of this clause (y) such proposal for such Acquisition Proposal is subsequently consummated, then the Company will be required to pay to Parent a termination fee in cash equal to $41,023,051 (the “Company Termination Fee”).

The Company is also required to pay the Company Termination Fee if (i) prior to the receipt of the Requisite Stockholder Approval, Parent terminates the Merger Agreement because the Company Board has effected a Company Board Recommendation Change (as defined in the Merger Agreement) or the Company or the Company Board has willfully and materially breached the “no-shop” provisions or (ii) the Company Board makes a Company Board Recommendation Change and the Merger Agreement is terminated (x) by the Company or Parent (1) as a result of the occurrence of the Termination Date at a time when the Requisite Stockholder Approval has not been obtained or when Parent has a right to terminate the Merger Agreement due to the Company’s breach of its representations, warranties and covenants set forth in the Merger Agreement or (2) if the Requisite Stockholder Approval is not obtained at a Company Stockholder Meeting at which a vote is taken on the Merger or Parent or (y) by Parent due to the Company’s breach of its representations, warranties and covenants set forth in the Merger Agreement.

Notwithstanding the foregoing, the Company Termination Fee will be $20,511,525 if the Company terminates the Merger Agreement to enter into an agreement providing for a Superior Proposal either on or prior to the beginning of the no-shop period.

The foregoing description of the Merger Agreement and the Transactions is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein. The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Parent, or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of the Company or Parent and such investors should not rely on such representations, warranties or covenants as characterizations of the actual state of facts or conditions of the Company or Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement. Further, investors should read the Merger Agreement not in isolation, but only in conjunction with the other information that the respective companies include in reports, statements and other filings they make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with the Transactions, certain stockholders of the Company have executed a voting agreement (the “Voting Agreement”) in favor of Parent concurrently with the execution of the Merger Agreement, pursuant to which such stockholders have agreed, among other things and subject to the terms and conditions of the Voting Agreement, to vote certain shares of Company Common Stock owned by them, collectively constituting approximately 23% of the total voting power of the outstanding shares of Company Common Stock as of the date of the Merger Agreement, in favor of the approval and adoption of the Merger Agreement.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the Voting Agreement, which is attached as Exhibit 10.1 to this report and incorporated by reference herein.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, at or immediately prior to the Effective Time, Parent and a rights agent will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs. Each CVR will entitle its holder to receive $23.00 shares of Parent Common Stock (issuable based on an assumed share price of $30.48 per share of Parent Common Stock) if, on any date from the date hereof and prior to the second anniversary of the Closing (the “Termination”), the Average VWAP (as defined in the CVR Agreement) of Parent Common Stock for the prior 30 consecutive trading days is equal to or greater than $37.50 (subject to certain adjustments) or Gen Digital undergoes a change of control.

The foregoing description of the CVR Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of the CVR Agreement, which is attached as Exhibit 10.2 to this report and incorporated by reference herein.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of MoneyLion and Gen Digital, respectively, with respect to the proposed transaction, the strategic benefits and financial benefits of the proposed transaction, including the expected impact of the proposed transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), the timing of the closing of the proposed transaction, and the ability to successfully integrate the combined businesses. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of MoneyLion, Gen Digital or their respective management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions, include, among others, the following:

•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement;

•	the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) and the possibility that the proposed transaction does not close when expected or at all because required regulatory approval, the approval by MoneyLion’s stockholders, or other approvals and the other conditions to closing are not received or satisfied on a timely basis or at all;

•	the possibility that the milestone may not be met and that payment may not be made with respect to the contingent value rights;

•	the possibility that the contingent value rights may not meet the applicable listing requirements or be accepted for listing on the Nasdaq Stock Market LLC;

•	the outcome of any legal proceedings that may be instituted against MoneyLion or Gen Digital or the combined company;

•	the possibility that the anticipated benefits of the proposed transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MoneyLion or Gen Digital operate;

•	the possibility that the integration of the two companies may be more difficult, time-consuming or costly than expected;

•	the possibility that the proposed transaction may be more expensive or take longer to complete than anticipated, including as a result of unexpected factors or events;

•	the diversion of management’s attention from ongoing business operations and opportunities;

•	potential adverse reactions of MoneyLion’s or Gen Digital’s customers or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction;

•	changes in MoneyLion’s or Gen Digital’s share price before closing;

•	risks relating to the potential dilutive effect of shares of Gen Digital’s common stock that may be issued pursuant to certain contingent value rights issued in connection with the proposed transaction;

•	other factors that may affect future results of MoneyLion, Gen Digital or the combined company.

These factors are not necessarily all of the factors that could cause MoneyLion’s, Gen Digital’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm MoneyLion’s, Gen Digital’s or the combined company’s results.

Although each of MoneyLion and Gen Digital believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of MoneyLion or Gen Digital will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in MoneyLion’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2023, quarterly reports on Form 10-Q, and other documents subsequently filed by MoneyLion with the Securities Exchange Commission (the “SEC”) and Gen Digital’s most recent annual report on Form 10-K for the fiscal year ended March 29, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Gen Digital with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on MoneyLion, Gen Digital or their respective businesses or operations. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and MoneyLion and Gen Digital undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Gen Digital intends to file with the SEC a Registration Statement on Form S-4 (the “Registration Statement”) to register the contingent value rights to be issued by Gen Digital in connection with the proposed transaction and that will include a proxy statement of MoneyLion and a prospectus of Gen Digital (the “Proxy Statement/Prospectus”), and each of MoneyLion and Gen Digital may file with the SEC other relevant documents concerning the proposed transaction. A definitive Proxy Statement/Prospectus will be sent to the stockholders of MoneyLion to seek their approval of the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS OF MONEYLION ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MONEYLION, GEN DIGITAL AND THE PROPOSED TRANSACTION AND RELATED MATTERS.

A copy of the Registration Statement, Proxy Statement/Prospectus, as well as other filings containing information about MoneyLion and Gen Digital, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, when they are filed, free of charge, from MoneyLion by accessing MoneyLion’s website at https://investors.moneylion.com or from Gen Digital by accessing Gen Digital’s website at https://investor.gendigital.com/overview/default.aspx. Copies of the Registration Statement, the Proxy Statement/Prospectus and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by directing a request to Sean Horgan, Head of Investor Relations, at shorgan@moneylion.com, or by calling (332) 258-7621, or to Gen Digital by directing a request to Gen Digital’s Investor Relations department at 60 East Rip Salado Parkway, Suite 1000, Tempe, AZ 85281 or by calling (650) 527-8000 or emailing IR@gendigital.com. The information on MoneyLion’s or Gen Digital’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

MoneyLion, Gen Digital and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of MoneyLion in connection with the proposed transaction. Information about the interests of the directors and executive officers of MoneyLion and Gen Digital and other persons who may be deemed to be participants in the solicitation of stockholders of MoneyLion in connection with the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus related to the proposed transaction, which will be filed with the SEC. Information about the directors and executive officers of MoneyLion and their ownership of MoneyLion common stock and MoneyLion’s transactions with related persons is also set forth in the sections entitled “Executive Officers,” “Corporate Governance,” “Certain Relationships and Related Party Transactions,” “Executive and Director Compensation” and “Beneficial Ownership of Securities” included in the definitive proxy statement for MoneyLion’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 29, 2024. Information about the directors and executive officers of MoneyLion, their ownership of MoneyLion common stock, and MoneyLion’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” and “Certain Relationships and Related Transactions, and Director Independence” included in MoneyLion’s annual report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 7, 2024. Information about the directors and executive officers of Gen Digital, their ownership of Gen Digital common stock, and Gen Digital’s transactions with related persons is set forth in the sections entitled “Corporate Governance,” “The Board and Its Committees,” “Director Nominations and Communication with Directors,” “Our Executive Officers,” “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation and Related Information,” and “Certain Relationships and Related Transactions” included in Gen Digital’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on July 29, 2024.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, by and among MoneyLion, Inc., Gen Digital, Inc., and Maverick Group Holdings, Inc., dated December 10, 2024.*

10.1	Form of Voting and Support Agreement, by and among Gen Digital, Inc. and certain stockholders of MoneyLion, Inc.*

10.2	Form of Contingent Value Rights Agreement, by and among Gen Digital, Inc., Computershare Inc. and Computershare Trust Company, N.A.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*	All schedules to the Merger Agreement and Voting Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYLION INC.

Date: December 10, 2024	By:	/s/ Richard Correia
	Name:	Richard Correia
	Title:	President, Chief Financial Officer and Treasurer